UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2015
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 16, 2015, T-Mobile US, Inc. (the “Company”) provided written notice to the New York Stock Exchange (“NYSE”) of its intention to voluntarily delist its common stock, $0.00001 par value per share (“Common Stock”), and its 5.50% Mandatory Convertible Preferred Stock, Series A, $0.00001 par value per share (“Preferred Stock”), on the NYSE and to list its Common Stock and Preferred Stock on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC (“NASDAQ”). The Company expects the listing and trading of its Common Stock and Preferred Stock on the NYSE will cease at market close on October 26, 2015, and that trading of its Common Stock and Preferred Stock will commence on NASDAQ on October 27, 2015. The Common Stock and Preferred Stock have been approved for listing on NASDAQ, with the Common Stock continuing to trade under the symbol “TMUS” and the Preferred Stock to trade under the symbol “TMUSP.”

A copy of the press release issued by the Company announcing the transfer to NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

(d) Exhibits:

Exhibit	Description
99.1	Press release, dated October 16, 2015, entitled “T-Mobile to Begin Trading on NASDAQ”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

October 16, 2015	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer